Macy’s, Inc. Reports Third Quarter 2020 Results

NEW YORK--November 19, 2020--Macy’s, Inc. (NYSE: M) today reported results for the third quarter of 2020.

“Macy’s, Inc. third quarter results reflect solid performance across all three brands – Macy’s, Bloomingdale’s and Bluemercury. Our results were driven by disciplined cost management, strong execution by our colleagues and an early start to the holiday shopping season,” said Jeff Gennette, chairman and chief executive officer of Macy’s, Inc. “Customers shopped our brands across all channels in the third quarter and responded well to our expanded fulfillment offerings, such as curbside, store pickup and same-day delivery. Our digital business delivered strong growth and sales in our stores continued to recover. Customers have shifted their spending to casual apparel and categories they can enjoy as they stay at home. Several of these categories, including home furnishings, jewelry and fragrance, have generated double-digit sales growth compared to last year.”

“Looking to Holiday 2020, we know this year is different. We are committed to bringing the joy of the season to America as we do every year. From next week’s Thanksgiving Day Parade to reimagined family gatherings, we will help our customers and their families celebrate in style. We have the right gifting assortment with newness from value to luxury, and our expanded fulfillment options allow customers to shop safely and conveniently, in store or online,” continued Gennette. “We continue to watch the resurgence of COVID-19 and its potential impact on our business. Our teams are executing well and have shown the flexibility and agility to adjust plans and provide a great omnichannel experience to our customers.”

Financial Highlights

	Third Quarter		Year to Date
(All amounts in millions, except per share figures)	2020	2019	2020	2019
Net sales	$3,990	$5,173	$10,566	$16,223

Net income (loss) (a) (b)	$(91)	$2	$(4,104)	$224
Earnings (loss) before interest, taxes, depreciation and amortization (a) (b)	$113	$300	$(4,182)	$1,147
Diluted earnings (loss) per share (a) (b)	$(0.29)	$0.01	$(13.20)	$0.72

Adjusted Net income (loss) (b)	$(60)	$21	$(941)	$246
Adjusted Earnings (loss) before interest, taxes, depreciation and amortization (b)	$159	$325	$(672)	$1,175
Adjusted Diluted earnings (loss) per share (b)	$(0.19)	$0.07	$(3.03)	$0.79
(a): The results for the 39 weeks ended October 31, 2020 include the pre-tax impact of the non-cash goodwill and long-lived asset impairment charges of $3.1 billion and $83 million, respectively, as well as the related tax impact.
(b): The results for the 13 and 39 weeks ended October 31, 2020 include benefits of tax law changes resulting from the Coronavirus Aid, Relief and Economic Security ("CARES") Act.
Note: Adjusted metrics reflect the exclusion of certain items from the respective financial measures. Please see the final pages of this news release for important information regarding the nature of such excluded amounts and calculation of the company’s non-GAAP financial measures.

Third Quarter Highlights

•Positive EBITDA one quarter sooner than expected.

•Strong liquidity position with approximately $1.6 billion in cash and approximately $3 billion of untapped capacity in the company’s asset-based credit facility.

•Digital sales grew 27% over third quarter 2019. Digital sales penetrated at 38% of total owned comparable sales.

•Comparable sales down 21.0% on an owned basis and down 20.2% on an owned plus licensed basis, due to continued stores recovery and continued growth of digital business.

•Inventory down 29% from third quarter 2019. The company exited the quarter in a clean inventory position.

•Gross margin of 35.6% compared to 23.6% in the second quarter of 2020, an improvement of approximately 12 percentage points. The improvement was driven by disciplined inventory management, better sell through of both full-price and clearance merchandise and lower clearance markdowns.

•Selling, general and administrative (“SG&A”) expense of $1.7 billion, down $476 million from third quarter 2019, illustrating efficient expense management and improved colleague productivity in stores.

•Diluted loss per share of $(0.29) and Adjusted diluted loss per share of $(0.19).

2020 Guidance

Macy’s, Inc. previously withdrew its 2020 earnings guidance due to ongoing uncertainty as a result of the COVID-19 pandemic. The company is providing limited guidance for 2020, which can be found on the company's website at www.macysinc.com

Conference Call and Webcasts

A webcast of Macy's, Inc.’s call with analysts and investors to report its third quarter 2020 sales and earnings will be held today (November 19, 2020) at 8:00 a.m. ET. Macy’s, Inc.’s webcast, along with the associated presentation, is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call in on 1-888-394-8218 passcode 9984154. A replay of the conference call and slides can be accessed on the website or by calling 1-888-203-1112 (same passcode) about two hours after the conclusion of the call. Additional information on Macy’s, Inc., including past news releases, is available at www.macysinc.com/pressroom.

Macy's, Inc. is scheduled to present at the Morgan Stanley Virtual Global Consumer & Retail Conference
at 8:00 a.m. ET on Tuesday, December 1, 2020. Media and investors may access a live audio webcast of the presentation at www.macysinc.com on December 1, 2020. A replay of the webcast will be available on the company’s website.

Important Information Regarding Financial Measures

Please see the final pages of this news release for important information regarding the calculation of the company’s non-GAAP financial measures.

About Macy’s, Inc.

Macy’s, Inc. (NYSE: M) is one of the nation’s premier omni-channel fashion retailers. The company comprises three retail brands, Macy’s, Bloomingdale’s and Bluemercury. Macy’s, Inc. is headquartered in New York, New York. For more information, please visit www.macysinc.com.

Forward-Looking Statements

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including the effects of the novel coronavirus (COVID-19) on Macy's customer demand and supply chain, as well as its consolidated results of operation, financial position and cash flows, Macy’s ability to successfully implement its Polaris strategy and restructuring, including the ability to realize the anticipated benefits within the expected time frame or at all, conditions to, or changes in the timing of proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of potential changes to trade policies, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet and catalogs and general consumer spending levels, including the impact of the availability and level of consumer debt, possible systems failures and/or security breaches, the potential for the incurrence of charges in connection with the impairment of intangible assets, including goodwill, Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, and regional political and economic conditions, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended February 1, 2020 and Quarterly Report on Form 10-Q for the quarterly period ended August 1, 2020. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media - Blair Rosenberg
media@macys.com

Investors - Mike McGuire
investors@macys.com

MACY’S, INC.
Consolidated Statements of Operations (Unaudited) (Note 1)
(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended
	October 31, 2020		November 2, 2019
	$	% to Net sales	$	% to Net sales

Net sales	$3,990		$5,173

Credit card revenues, net	195	4.9%	183	3.5%

Cost of sales	(2,569)	(64.4%)	(3,106)	(60.0%)

Selling, general and administrative expenses	(1,726)	(43.3%)	(2,202)	(42.6%)

Gains on sale of real estate	3	0.1%	17	0.3%

Restructuring, impairment and other costs	(20)	(0.5%)	(13)	(0.2%)

Operating income (loss)	(127)	(3.2%)	52	1.0%

Benefit plan income, net	16		8

Settlement charges	(26)		(12)

Interest expense, net	(80)		(48)

Income (loss) before income taxes	(217)		—

Federal, state and local income tax benefit (Note 3)	126		2

Net income (loss)	$(91)		$2

Basic earnings (loss) per share	$(0.29)		$0.01

Diluted earnings (loss) per share	$(0.29)		$0.01

Average common shares:
Basic	311.2		309.9
Diluted	311.2		311.0

End of period common shares outstanding	310.3		309.0

Supplemental Financial Measures:
Gross Margin (Note 4)	$1,421	35.6%	$2,067	40.0%
Depreciation and amortization expense	$250		$252

MACY’S, INC.
Consolidated Statements of Operations (Unaudited) (Note 1)
(All amounts in millions except percentages and per share figures)

	39 Weeks Ended		39 Weeks Ended
	October 31, 2020		November 2, 2019
	$	% to Net sales	$	% to Net sales

Net sales	$10,566		$16,223

Credit card revenues, net	494	4.7%	531	3.3%

Cost of sales	(7,788)	(73.7%)	(9,905)	(61.1%)

Selling, general and administrative expenses	(4,723)	(44.7%)	(6,489)	(40.0%)

Gains on sale of real estate	20	0.2%	67	0.4%

Impairment, restructuring and other costs (Note 2)	(3,445)	(32.6%)	(16)	(0.1%)

Operating income (loss)	(4,876)	(46.1%)	411	2.5%

Benefit plan income, net	37		23

Settlement charges	(65)		(12)

Interest expense, net	(196)		(143)

Financing costs	(4)		—

Income (loss) before income taxes	(5,104)		279

Federal, state and local income tax benefit (expense) (Note 3)	1,000		(55)

Net income (loss)	$(4,104)		$224

Basic earnings (loss) per share	$(13.20)		$0.72

Diluted earnings (loss) per share	$(13.20)		$0.72

Average common shares:
Basic	311.0		309.6
Diluted	311.0		311.3

End of period common shares outstanding	310.3		309.0

Supplemental Financial Measures:
Gross Margin (Note 4)	$2,778	26.3%	$6,318	38.9%
Depreciation and amortization expense	$722		$725

MACY’S, INC.

Consolidated Balance Sheets (Unaudited) (Note 1)
(millions)

	October 31, 2020	February 1, 2020	November 2, 2019
ASSETS:
Current Assets:
Cash and cash equivalents	$1,551	$685	$301
Receivables	185	409	175
Merchandise inventories	5,144	5,188	7,256
Prepaid expenses and other current assets	477	528	569
Total Current Assets	7,357	6,810	8,301

Property and Equipment – net	6,122	6,633	6,558
Right of Use Assets	3,028	2,668	2,596
Goodwill	828	3,908	3,908
Other Intangible Assets – net	437	439	440
Other Assets	1,442	714	744

Total Assets	$19,214	$21,172	$22,547

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$536	$539	$6
Merchandise accounts payable	3,267	1,682	3,427
Accounts payable and accrued liabilities	2,848	3,448	3,046
Income taxes	—	81	—
Total Current Liabilities	6,651	5,750	6,479

Long-Term Debt	4,852	3,621	4,677
Long-Term Lease Liabilities	3,266	2,918	2,819
Deferred Income Taxes	917	1,169	1,200
Other Liabilities	1,285	1,337	1,315
Shareholders' Equity	2,243	6,377	6,057

Total Liabilities and Shareholders’ Equity	$19,214	$21,172	$22,547

MACY’S, INC.

Consolidated Statements of Cash Flows (Unaudited) (Notes 1 and 5)
(millions)

	39 Weeks Ended	39 Weeks Ended
	October 31, 2020	November 2, 2019
Cash flows from operating activities:
Net income (loss)	$(4,104)	$224
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Impairment, restructuring and other costs	3,445	16
Settlement charges	65	12
Depreciation and amortization	722	725
Benefit plans	36	23
Stock-based compensation expense	21	40
Gains on sale of real estate	(20)	(67)
Deferred income taxes	(270)	25
Amortization of financing costs and premium on acquired debt	11	1
Changes in assets and liabilities:
Decrease in receivables	223	224
(Increase) decrease in merchandise inventories	34	(1,993)
Decrease in prepaid expenses and other current assets	29	13
Increase in merchandise accounts payable	1,612	1,648
Decrease in accounts payable and accrued liabilities	(598)	(470)
Decrease in current income taxes	(818)	(168)
Change in other assets and liabilities	(144)	(81)
Net cash provided by operating activities	244	172

Cash flows from investing activities:
Purchase of property and equipment	(290)	(623)
Capitalized software	(96)	(189)
Disposition of property and equipment	39	73
Other, net	33	10
Net cash used by investing activities	(314)	(729)

Cash flows from financing activities:
Debt issued	2,780	—
Debt issuance costs	(102)	(3)
Debt repaid	(1,508)	(42)
Dividends paid	(117)	(349)
Increase (decrease) in outstanding checks	(90)	49
Acquisition of treasury stock	—	(1)
Issuance of common stock	—	6
Net cash provided (used) by financing activities	963	(340)

Net increase (decrease) in cash, cash equivalents and restricted cash	893	(897)
Cash, cash equivalents and restricted cash beginning of period	731	1,248

Cash, cash equivalents and restricted cash end of period	$1,624	$351

MACY’S, INC.

Consolidated Financial Statements (Unaudited)

Notes:

(1)As a result of the seasonal nature of the retail business, the results of operations for the 13 and 39 weeks ended October 31, 2020 and November 2, 2019 are not necessarily indicative of such results for the fiscal year. Certain reclassifications were made to the prior period's amounts to conform with the classifications of such amounts in the most recent period.

(2)The 39 weeks ended October 31, 2020 also include non-cash impairment charges totaling $3.2 billion, which consist of a $3.1 billion goodwill impairment charge and an $83 million impairment charge on long-lived tangible and right of use assets.

(3)The income tax benefits of $126 million and $1.0 billion, or 58.1% and 19.6% of pretax loss, for the 13 and 39 weeks ended October 31, 2020 reflect a different projected benefit rate as compared to the company's federal income tax statutory rate of 21% due to the carryback of net operating losses as permitted under the CARES Act. For the 39 weeks ended October 31, 2020, the benefit of the available carryback of net operating losses was offset by the impact of the non-tax deductible component of the goodwill impairment charge and additional income tax expense associated with the deferred tax remeasurement recognized during the first quarter of 2020.

(4)Gross margin is defined as net sales less cost of sales.

(5)Restricted cash of $73 million and $50 million have been included with cash and cash equivalents for the 39 weeks ended October 31, 2020 and November 2, 2019, respectively.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the company's financial information with additional useful information in evaluating operating performance. Management believes that providing supplemental changes in comparable sales on an owned plus licensed basis and changes in comparable sales on an owned plus licensed basis, which includes adjusting for growth in comparable sales of departments licensed to third parties, assists in evaluating the company's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, and in evaluating the impact of changes in the manner in which certain departments are operated. Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure which the company believes provides meaningful information about its operational efficiency by excluding the impact of changes in tax law and structure, debt levels and capital investment. In addition, management believes that excluding certain items from EBITDA, net income (loss) and diluted earnings (loss) per share that are not associated with the company’s core operations and that may vary substantially in frequency and magnitude from period-to-period provides useful supplemental measures that assist in evaluating the company's ability to generate earnings and to more readily compare these metrics between past and future periods.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company's financial position, results of operations or cash flows and should therefore be considered in assessing the company's actual and future financial condition and performance. Additionally, the amounts received by the company on account of sales of departments licensed to third parties are limited to commissions received on such sales. The methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures
(All amounts in millions except percentages and per share figures)

Changes in Comparable Sales

	13 Weeks Ended	39 Weeks Ended
	October 31, 2020	October 31, 2020

Decrease in comparable sales on an owned basis (Note 6)	(21.0)%	(33.9)%
Comparable sales growth impact of departments licensed to third parties (Note 7)	0.8%	0.1%
Decrease in comparable sales on an owned plus licensed basis	(20.2)%	(33.8)%

	13 Weeks Ended	39 Weeks Ended
	November 2, 2019	November 2, 2019

Decrease in comparable sales on an owned basis (Note 6)	(3.9)%	(1.0)%
Comparable sales growth impact of departments licensed to third parties (Note 7)	0.4%	0.2%
Decrease in comparable sales on an owned plus licensed basis	(3.5)%	(0.8)%

Notes:

(6)	Represents the period-to-period percentage change in net sales from stores in operation throughout the year presented and the immediately preceding year and all online sales, excluding commissions from departments licensed to third parties. Stores impacted by a natural disaster or undergoing significant expansion or shrinkage remain in the comparable sales calculation unless the store, or material portion of the store, is closed for a significant period of time. No stores have been excluded as a result of the COVID-19 pandemic. Definitions and calculations of comparable sales may differ among companies in the retail industry.

(7)	Represents the impact of including the sales of departments licensed to third parties occurring in stores in operation throughout the year presented and the immediately preceding year and all online sales in the calculation of comparable sales. The company licenses third parties to operate certain departments in its stores and online and receives commissions from these third parties based on a percentage of their net sales. In its financial statements prepared in conformity with GAAP, the company includes these commissions (rather than sales of the departments licensed to third parties) in its net sales. The company does not, however, include any amounts in respect of licensed department sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP (i.e., on an owned basis). The amounts of commissions earned on sales of departments licensed to third parties are not material to its net sales for the periods presented.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures
(All amounts in millions except percentages and per share figures)

Earnings (Loss) before Interest, Taxes, Depreciation and Amortization, Net Income (Loss) and Diluted Earnings (Loss) Per Share, Excluding Certain Items

Non-GAAP financial measures, excluding certain items below, are reconciled to the most directly comparable GAAP measure as follows:
•EBITDA and adjusted EBITDA are reconciled to GAAP net income (loss).
•Adjusted net income (loss) is reconciled to GAAP net income (loss).
•Adjusted diluted earnings (loss) per share is reconciled to GAAP diluted earnings (loss) per share.

EBITDA and Adjusted EBITDA

	13 Weeks Ended	13 Weeks Ended
	October 31, 2020	November 2, 2019

Net income (loss)	$(91)	$2
Interest expense, net	80	48
Federal, state and local income tax benefit	(126)	(2)
Depreciation and amortization	250	252
EBITDA	113	300
Restructuring, impairment and other costs	20	13
Settlement charges	26	12
Adjusted EBITDA	$159	$325

	39 Weeks Ended	39 Weeks Ended
	October 31, 2020	November 2, 2019

Net income (loss)	$(4,104)	$224
Interest expense, net	196	143
Financing costs	4	—
Federal, state and local income tax expense (benefit)	(1,000)	55
Depreciation and amortization	722	725
EBITDA	(4,182)	1,147
Impairment, restructuring and other costs	3,445	16
Settlement charges	65	12
Adjusted EBITDA	$(672)	$1,175

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures
(All amounts in millions except percentages and per share figures)
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share

	13 Weeks Ended		13 Weeks Ended
	October 31, 2020		November 2, 2019

	Net Income (Loss)	Diluted Earnings (Loss) Per Share	Net Income	Diluted Earnings Per Share
As reported	$(91)	$(0.29)	$2	$0.01
Restructuring, impairment and other costs	20	0.06	13	0.04
Settlement charges	26	0.09	12	0.04
Income tax impact of certain items identified above	(15)	(0.05)	(6)	(0.02)
As adjusted	$(60)	$(0.19)	$21	$0.07

	39 Weeks Ended		39 Weeks Ended
	October 31, 2020		November 2, 2019

	Net Income (Loss)	Diluted Earnings (Loss) Per Share	Net Income	Diluted Earnings Per Share
As reported	$(4,104)	$(13.20)	$224	$0.72
Impairment, restructuring and other costs	3,445	11.08	16	0.05
Settlement charges	65	0.21	12	0.04
Financing costs	4	0.01	—	—
Income tax impact of certain items identified above	(351)	(1.13)	(6)	(0.02)
As adjusted	$(941)	$(3.03)	$246	$0.79